QuantRx Biomedical to Acquire NuRx Pharmaceuticals

Combination Strengthens Financial and Competitive Position

DOYLESTOWN, PA – January 29, 2010 — QuantRx Biomedical Corporation (OTCBB: QTXB) today announced that it has entered into an agreement to acquire NuRx Pharmaceuticals, Inc. (OTCBB: NUXP).  The transaction is structured as a tax-free, all stock acquisition resulting in a combined company with no debt and a simplified ownership and capital structure.  QuantRx expects to benefit from a strengthened competitive and financial position to accelerate efforts to capitalize on opportunities in the growing market for Point-of-Care diagnostic products.

Walter Witoshkin, QuantRx Chairman and Chief Executive Officer, and Sasha Afanassiev, QuantRx Chief Financial Officer, will continue in their respective roles.  All Research and Development efforts will continue under the leadership of Dr. William H. Fleming, QuantRx Chief Scientific Officer.  Harin Padma-Nathan, MD, the current Chief Executive Officer and President of NuRx, will assume the role of Executive Chairman of QuantRx.

The agreement for QuantRx to acquire NuRx follows a joint venture between the companies announced in July 2009.  QN Diagnostics, LLC, the joint venture equally owned by QuantRx and NuRx, leverages 30 years of diagnostic healthcare research and development expertise. The QN Diagnostics joint venture has been focused on accelerating the commercialization of diagnostic products utilizing QuantRx’s RapidSense® rapid diagnostics technology.   Upon the closing of the merger, QN Diagnostics will become a wholly-owned business of QuantRx.

Among the initial products projected to be launched in 2010 is a new line of hypersensitive Clinical Laboratory Improvement Amendments (CLIA) waived quantitative Point-of-Care lateral flow diagnostic devices, with reliable and repeatable sensitivity in the low picograms per milliliter needed to provide laboratory level results to the Point-of-Care market.  This unique platform technology combining the sensitivity of RapidSense® with the ultra-portable Q-Reader enables the use of any biological sample, such as blood, urine, vaginal fluids, or saliva, to deliver laboratory results to the primary care provider in minutes.

Mr. Walter Witoshkin, Chairman and CEO of QuantRx stated, “We believe this merger will enable us to more aggressively implement our growth strategies and bring to market our patented diagnostic products for improved healthcare.  We also believe that this merger will enhance our executive leadership, broaden our intellectual property portfolio, and strengthen our balance sheet.”

Commenting on the developments between NuRx and QuantRx, Dr. Harin Padma-Nathan, CEO of NuRx said, “Through our collaboration on the QN Diagnostics joint venture, we have developed an even greater appreciation for the potential impact that these Point-of-Care products represent.  We have also developed a strengthened relationship and respect for the QuantRx management team.  These insights have solidified our conviction to join forces with QuantRx.  We believe the merger is in the best interests of NuRx shareholders.”

On a preliminary basis, it is anticipated that following the acquisition there will be a reduction of approximately $1 million in general, administrative and public company expenses and other redundant costs from the combined companies.

The transaction between QuantRx and NuRx is subject to approval by NuRx shareholders, the satisfaction of customary closing conditions and regulatory review and approvals.  Pending these approvals, the transaction is expected to be completed by the end of April 2010, with NuRx common shareholders receiving approximately 1.54 shares of QuantRx common stock for each share of NuRx common stock.

About QuantRx Biomedical (www.quantrx.com)

QuantRx Biomedical Corporation (OTCBB: QTXB) is focused on the development and commercialization of innovative products for advanced diagnosis of serious disease and health conditions. With synergistic expertise in the discovery of diagnostic platforms leveraging a vast portfolio of intellectual property, QuantRx’s mission is to introduce products for use by medical professionals, institutions, and consumers that deliver more accurate, reliable, and faster diagnoses which result in improved patient care and a reduction in overall healthcare costs.

The QuantRx strategy targets significant market opportunities estimated to be in excess of $5 billion worldwide. The Company's technology portfolio, with more than three dozen patents, patents pending and licensed patents, includes: (1) RapidSense® point-of-care testing products based on QuantRx core intellectual property related to lateral flow techniques for the consumer and healthcare professional markets (QN Diagnostics); (2) PAD technology for over-the-counter applications, and the diagnosis and treatment of women's health concerns and other medical needs, and (3) significant investments in: (a) genome-based diagnostic chips for the laboratory and healthcare professional markets; and (b) molecular imaging agents for positron emission tomography (PET) and fluorescence imaging, with initial application in cardiovascular disease, addressing significant unmet medical needs by providing clinicians with important tools for early discovery and assessment.

About NuRx Pharmaceuticals, Inc. (www.nurxpharmaceuticals.com)

NuRx Pharmaceuticals, Inc (OTCBB: NUXP) is a Life Sciences company with a strong R&D focus in oncology and oncology supportive products as well as medical diagnostics applications within oncology and more broadly in medical and veterinary care. NuRx Pharmaceuticals, Inc was initially established to explore the broad application of second and third generation of retinoid and rexinoid compound. It has evolved into a more broad Life Sciences company with R&D interests in additional novel cancer therapeutics and, more recently, novel delivery of Point of Care diagnostics.

Important Additional Information Will Be Filed with the SEC

QuantRx intends to file with the SEC a registration statement on Form S-4 that will include NuRx’s proxy statement and other materials relevant to the proposed merger and related transactions. The definitive proxy statement will be sent or given to NuRx’s stockholders.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE MERGER, INVESTORS AND STOCKHOLDERS OF NURX ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when they become available), and any other documents filed by NuRx with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to the Company at 18 Technology, Suite 130, Irvine, CA 92618 — Attention: Chief Financial Officer.

NuRx and its directors and executive officers may be deemed to be participants in the solicitation of proxies from NuRx’s stockholders in connection with the merger. Certain of NuRx’s directors and executive officers may have direct or indirect interests in the merger due to, among other things, securities holdings, pre-existing or future indemnification arrangements, or vesting of equity awards. Additional information regarding NuRx’s directors and executive officers and their interests in the merger will be contained in the proxy statement relating to the merger that NuRx intends to file with the SEC.

QuantRx and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NuRx’s stockholders in favor of the proposed transaction. Information concerning QuantRx’s directors and executive officers is set forth in QuantRx’s proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on November 5, 2009, and Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on April 15, 2009.

Cautionary Statement Regarding Forward-Looking Statements

Investors and stockholders of NuRx are cautioned that statements in this announcement that are not strictly historical statements, including, without limitation, statements relating to the timing of the proposed merger, whether a closing of the merger will occur, the combined company’s ability to accelerate growth plans, achieve a greater market share, realize synergies, bring products to market more rapidly and realize other potential benefits as a result of the closing of the proposed merger, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions of NuRx and QuantRx that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the merger set forth in the merger agreement will not be satisfied and the transactions will not be consummated, uncertainties as to the timing of the merger, uncertainties as to whether the requisite stockholder vote will be obtained, changes in NuRx’s or QuantRx’s business during the period between now and the closing that could cause a condition to closing not to be satisfied, reliance on proprietary technology, management of growth and organizational change, risks associated with litigation, competitive actions in the marketplace, whether QuantRx will successfully integrate NuRx or anticipated synergies and benefits from the transaction will be achieved in a timely manner or at all, and adverse actions of governmental entities or other third-parties. The foregoing list sets forth some, but not all, of the factors that could affect the ability of NuRx and QuantRx to achieve results described in any forward-looking statements. For additional information about risks and uncertainties NuRx faces and a discussion of its financial statements and footnotes, see documents filed with the SEC, including NuRx’s Annual Report on Form 10-K for the year ended September 30, 2009, and any subsequent periodic reports. For additional information about risks and uncertainties QuantRx faces and a discussion of its financial statements and footnotes, see documents filed with the SEC, including QuantRx’s Annual Report on Form 10-K for the year ended December 31, 2008, and any subsequent periodic reports.  Investors should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither QuantRx nor NuRx undertakes any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events.

Investor Relations Contact:
Jordan M. Darrow
Darrow Associates, Inc.
631-367-1866
jdarrow@darrowir.com